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                                                                    Exhibit 99.1


CONTACTS:

(MEDIA):     TONY LENTINI           (713/296-6227)
             BILL MINTZ             (713/296-7276)

(INVESTOR):  ROBERT DYE             (713) 296-6662

(WEB SITE):  WWW.APACHECORP.COM


                                           FOR RELEASE AT 7:02 A.M. CENTRAL TIME


            APACHE DUALLY LISTING ITS COMMON STOCK ON NASDAQ AND NYSE

         HOUSTON, Jan. 12, 2004 - Apache Corporation (Ticker: APA) announced today that the company will be dually listing its common stock on NASDAQ as well as the New York Stock Exchange, pending application approval by NASDAQ.

         "Over the years, Apache has thrived on competition. We believe that it will be good for the exchanges as well, and therefore beneficial to shareholders," said G. Steven Farris, Apache president and chief executive officer. "After dual listing, investors will see the same consolidated stock price for Apache under its existing three-letter stock symbol, APA, on whichever quote service they use."

         In addition to Apache, NASDAQ has announced that Walgreens, HP, Countrywide Financial, Charles Schwab and Cadence are listing on both exchanges.

         Apache Corporation is a large oil and gas independent with core operations in the United States, Canada, the United Kingdom North Sea, Australia and Egypt.


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